EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Andrew Farina	Lasse Glassen
Vice President & CFO	General Information
Qualstar Corporation	Financial Relations Board
(805) 583-7744	(310) 854-8313
afarina@qualstar.com	lglassen@frbir.com

QUALSTAR ANNOUNCES PRELIMINARY SECOND QUARTER REVENUES

SIMI VALLEY, Calif., January 8, 2007— Qualstar® Corporation (Nasdaq: QBAK), a manufacturer of automated tape storage solutions, today announced that preliminary net revenues for the second quarter of fiscal 2007 ended December 31, 2006 were in the range of $5.25 to $5.35 million. On a sequential basis, this is an improvement over the net revenues of $4.66 million reported by the Company for the first quarter of fiscal 2007 ended September 30, 2006.

Commenting on the preliminary second quarter results, William Gervais, president and chief executive officer of Qualstar Corporation stated, "Contributing to the strong second quarter results were sequential improvements in XLS revenue, power supplies, service and media. Of particular interest, momentum in our enterprise class library seems to be building with unit shipments increasing from three units in the first fiscal quarter to five units in the second fiscal quarter. We believe that the quarter was also aided by recent compliance-driven record retention regulations that went into effect at the end of the calendar year. Additionally, initial shipments of AIT-5 based automation products commenced earlier than we had originally anticipated.”

Qualstar Corporation will provide its complete financial results next month in its regular second quarter fiscal year 2007 earnings release and conference call. The exact timing and details of the earnings release and conference call will be announced as they become available.

About Qualstar Corporation
Qualstar is a manufacturer of automated tape libraries used for backup, archival storage, data protection and disaster recovery. Its products are known throughout the world for their rugged, Simply Reliable design yielding years of trouble-free operation. Qualstar tape libraries are sold, installed and supported worldwide by selected Value Added Resellers, Systems Integrators, Distributors and Original Equipment Manufacturers. Qualstar also designs, manufactures and sells ultra small, high efficiency power supplies under the “N2Power” brand name to OEMs. Qualstar Corporation is publicly traded on the NASDAQ National Market under the symbol QBAK. More information is available at www.qualstar.com or by phone at 805-583-7744.

Forward-Looking Statements
Statements in this press release concerning the future business, operating results and financial condition of the Company are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include the Company’s ability to increase sales of its tape libraries which incorporate LTO and SAIT tape drives; whether the Company’s initiatives to maintain and increase sales of its tape libraries based on AIT tape technology will be successful; whether development of the Company’s new enterprise-class tape libraries will be completed on time and achieve customer acceptance; rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; and, adverse changes in market demand for tape libraries or other Qualstar products. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Further information on these and other potential factors that could affect the Company’s financial results or condition are included in Qualstar’s filings with the Securities and Exchange Commission. In particular, reference is made to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, and to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Form 10-K and its most recent Quarterly Report on Form 10-Q.